Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,513,800)
Unrealized Gain (Loss) on Market Value of Futures	(577,860)
Dividend Income	340
Interest Income	757
ETF Transaction Fees	350
Total Income (Loss)	$(2,090,213)

Expenses
Investment Advisory Fee	$33,910
Brokerage Commissions	3,236
Non-interested Directors' Fees and Expenses	457
Prepaid Insurance Expense	139
Total Expenses	$37,742
Net Income (Loss)	$(2,127,955)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/11	$76,574,921
Withdrawals (500,000 Units)	(37,178,578)
Net Income (Loss)	(2,127,955)

Net Asset Value End of Month	$37,268,388
Net Asset Value Per Unit (500,000 Units)	$74.54

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502